UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 1, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Conditions.

and

Item 7.01	Regulation FD Disclosure.

On August 1, 2007, Penn Virginia Corporation issued a press release regarding its financial results for the quarter ended June 30, 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle financial measures of operating cash flow, capital expenditures and net income as adjusted are presented in the press release. In each case, the amounts included in the calculations of these measures are computed in accordance with generally accepted accounting principles (“GAAP”). As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because we believe it is a useful adjunct to net cash provided by operating activities under GAAP. We believe that operating cash flow is widely accepted as a financial indicator of an oil and gas company’s ability to generate cash which is used to internally fund exploration and development activities, service debt and pay dividends. This measure is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

Capital expenditures represent cash additions to property and equipment, plus cash paid for acquisitions, seismic expenditures, delay rentals and other expenditures, changes in accrued capital expenditures minus capitalized interest. We believe that capital expenditures provide useful information regarding our capital program as a supplement to cash additions to property and equipment.

Net income as adjusted represents net income adjusted to exclude the effects of non-cash changes in the fair value of derivatives. We believe this presentation is widely used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Our management uses this information for comparative purposes within the industry. Net income as adjusted is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

In addition, to further assist investors and analysts in the analysis of our financial statements, we have provided a conversion of our consolidated financial statements to non-GAAP equity method financial statements. Equity method financial statements represent consolidated financial statements minus 100 percent of the amounts from the financial statements of Penn Virginia GP Holdings, L.P. (“PVG”) excluding minority interest, which represents the portion of PVG’s consolidated financial statements that we do not own, and including other adjustments to eliminate inter-company transactions. We believe equity method financial statements provide useful information to allow the public to more easily discern PVG’s effect on our financial results.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Corporation press release dated August 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2007

Penn Virginia Corporation

By:	/s/ Frank A. Pici
Frank A. Pici
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Penn Virginia Corporation press release dated August 1, 2007.